Exhibit 99.1

American Airlines Selects Worldspan as Long-Term

Content Distributor

ATLANTA, March 30, 2006—Global travel technology leader Worldspan, L.P. today announced that American Airlines, the world’s largest airline, has signed a new five-year content distribution agreement with Worldspan.

In conjunction with the agreement, Worldspan has developed two new optional products to introduce into the marketplace. Through this new agreement, agencies will have the opportunity to access American Airlines’ comprehensive published fares, inventory, and availability. This includes all published fares that the airline sells through AA.com, any third party website or other distribution system, as well as private fares, where applicable. This new agreement will be implemented by August 1, 2006.

“Worldspan’s expertise and historic ability to manage the demands of a global carrier with multi-channel distribution needs were key factors in choosing them as a long-term distributor of American’s fare and inventory content,” said David Cush, senior vice president – Global Sales for American Airlines. “This agreement achieves American’s important business objective of decreasing our distribution costs, a critical factor for American going forward as we continue to drive towards more efficient operations throughout our business, while also providing valued Worldspan travel agents with access to our comprehensive content.”

“We are delighted to partner with American Airlines in providing American’s products and services to our travel agencies,” said Rakesh Gangwal, chairman, president and chief executive officer for Worldspan. “Travel agents have repeatedly emphasized that comprehensive content is critical to their business model, and this agreement ensures that Worldspan agencies will have the ability to access American’s fares and inventory.”

American Airlines is a Worldspan Airline Source® participant, the highest level of connectivity for airlines worldwide through the Worldspan GDS.

About Worldspan L.P.

Worldspan is a leader in travel technology services for travel suppliers, travel agencies, e-commerce sites and corporations worldwide. Utilizing some of the fastest, most flexible and efficient networks and computing technologies, Worldspan provides comprehensive electronic data services linking approximately 800 travel suppliers around the world to a global customer base. Worldspan offers industry-leading Fares and Pricing technology such as Worldspan e-Pricing®, hosting solutions, and customized travel products. Worldspan enables travel suppliers, distributors and corporations to reduce costs and increase productivity with technology like Worldspan Go!® and Worldspan Trip Manager® XE. Worldspan is headquartered in Atlanta, Georgia. Additional information is available at worldspan.com.

- more -

Statements in this release and any exhibits hereto which are not purely historical facts, including statements about forecasted financial projections or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Worldspan, L.P. (“the Company”) on the date this release was submitted. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to:  the Company’s revenue being highly dependent on the travel and transportation industries; airlines limiting their participation in travel marketing and distribution services; airlines altering their content or changing the pricing of such content; or other changes within, or that may affect the travel industry or the Company. More information on potential risks and uncertainties is available in the Company’s recent filings with the Securities and Exchange Commission, including the Company’s annual Form 10-K report, Forms 10-Q, Forms 8-K and Form S-4.

# # #

MEDIA CONTACT:

Worldspan: Erin Hadaway, 770-563-6545, erin.hadaway@worldspan.com